SCHEDULE 14A
                            (Rule 14a-101)
                INFORMATION REQUIRED IN PROXY STATEMENT
                       SCHEDULE 14A INFORMATION
      Proxy Statement Pursuant to Section 14(a) of the Securities
                         Exchange Act of 1934


Filed by the Registrant  [   ]
Filed by a Party other than the Registrant [X]
Check the appropriate box:
[   ]   Preliminary Proxy Statement         [   ] Confidential, for Use of the
[   ]   Definitive Proxy Statement                Commission Only (as Permitted
[ X ]   Definitive Additional Materials           by Rule 14a-6(e)(2))
[   ]   Soliciting Material Pursuant to
        240.14a-11(c) or 240.14a-12


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                              Echlin Inc.
           (Name of Registrant as Specified In Its Charter)

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                            SPX Corporation
 (Name of Person(s) Filing Proxy Statement, if other than Registrant)

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Payment of Filing Fee (Check the appropriate box):

[X]   No fee required
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i) and 0-11:

      1)    Title of each class of securities to which transaction applies:

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      2)    Aggregate number of securities to which transaction applies:

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      3)    Per unit price or other  underlying  transaction  computed pursuant to Exchange Act Rule 0-11:

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      4)    Proposed maximum aggregate value of transaction:

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      5)    Total fee paid:

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[   ] Fee paid previously with preliminary materials.
[   ] Check  box if any part of the fee is  offset  as  provided  by
      Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing:

      1)    Amount Previously Paid:

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      2)    Form, Schedule or Registration Statement No.:

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      3)    Filing Party:

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      4)    Date Filed:

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Contacts:

Charles A. Bowman
SPX Director of Corporate Finance
(616) 724-5194

George Sard/Anna Cordasco/Paul Caminiti
Sard Verbinnen & Co.
(212) 687-8080

          SPX'S REGISTRATION STATEMENT FOR ECHLIN EXCHANGE OFFER
                       DECLARED EFFECTIVE BY THE SEC

          SPX TO BEGIN MAILING EXCHANGE OFFER MATERIALS TOMORROW
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     MUSKEGON, MICHIGAN, APRIL 29, 1998 -- SPX Corporation (NYSE:SPW) today announced that the registration statement for its previously announced exchange offer to the shareholders of Echlin Inc. (NYSE:ECH) has been declared effective by the Securities and Exchange Commission. Accordingly, SPX intends to mail its exchange offer materials to Echlin shareholders tomorrow, Thursday, April 30, 1998.

     Under the terms of the SPX exchange offer, Echlin shareholders would receive $12.00 in cash plus 0.4796 SPX share for each share of Echlin stock tendered. The expiration date of the exchange offer will be 12:00 midnight, New York City time, on Thursday, May 28, 1998 and may be extended from time to time by SPX until the various conditions of the exchange offer have been satisfied or waived.

     "We are pleased that we have cleared the SEC and are now able to take our exchange offer directly to Echlin shareholders," said John B. Blystone, Chairman, President and CEO of SPX. "Under our offer, Echlin shareholders will receive a substantial cash premium to the pre-offer trading price, will own approximately 70% of a stronger company and will share in the future success of the combined entity under SPX's proven leadership team."

     SPX Corporation is a global provider of Vehicle Service Solutions to franchised dealers and independent service locations, Service Support to Vehicle Manufacturers, and Vehicle Components to the worldwide motor vehicle industry. SPX's Internet address is www.spx.com.

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This news release is neither an offer to exchange nor a solicitation of an offer to exchange the common stock of Echlin for common stock of SPX. The offer will be made solely by means of SPX's Prospectus and the related Letter of Transmittal. This news release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.